Exhibit 32.1

AFFINITY GROUP HOLDING, INC.

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

I, Joe McAdams, President and Chief Executive Officer of Affinity Group Holding, Inc., a Delaware corporation (the “Company”), hereby certify as follows:

1.        This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (the “Periodic Report”);

2.        The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.        The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of dates and for the periods indicated therein.

Date: November 10, 2003

/s/ Joe McAdams
Joe McAdams
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Affinity Group Holding, Inc. and will be retained by Affinity Group Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.